Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 33-60188, 333-100659 and 333-231817) on Form S-8 of Educational Development Corporation of our report dated May 26, 2020, relating to the financial statements of Educational Development Corporation, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 29, 2020.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

May 26, 2020